Exhibit 5.3

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S   A  T   L  A  W

A LIMITED LIABILITY PARTNERSHIP

TROUTMAN SANDERS BUILDING

1001 Haxall Point

RICHMOND, VIRGINIA 23219

www.troutmansanders.com

TELEPHONE: 804-697-1200

FACSIMILE: 804-697-1339

MAILING ADDRESS

P.O. BOX 1122

RICHMOND, VIRGINIA 23218-1122

August 19, 2009

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

100 Connecticut Avenue

Norwalk, Connecticut 06850

Re:	Affinion Group, Inc.
Registration Statement on Form S-4 (No. 333-160594)

Ladies and Gentlemen:

We have acted as special Virginia counsel to Cardwell Agency, Inc. (“Cardwell”), a Virginia corporation, in connection with the public offering of $150,000,000 aggregate principal amount of Affinion Group, Inc.’s (the “Company”) 10 1/8% Senior Notes due 2013 (the “Exchange Notes”), which are to be guaranteed pursuant to guarantees thereof by certain subsidiaries of the Company that are parties to the Indenture (as defined below), including Cardwell (the guarantee of the Exchange Notes by Cardwell is referred to herein as the “Guarantee”) (Cardwell and the other guarantors being collectively, the “Guarantors,” and together with the Company, the “Obligors”).

The Exchange Notes are to be issued and guaranteed under an Indenture dated as of June 5, 2009, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

The Exchange Notes will be issued pursuant to an exchange offer (the “Exchange Offer”) by the Company, in exchange for a like principal amount of the Company’s issued and outstanding 10 1/8% Senior Notes due 2013 (the “Original Notes”), as contemplated by the Registration Rights Agreement dated as of June 5, 2009 (the “Registration Rights Agreement”) among the Obligors and Banc of America Securities LLC and Deutsche Bank Securities Inc., as the representatives of the Initial Purchasers named therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

ATLANTA	CHICAGO	HONG KONG	LONDON	NEW YORK	NEWARK	NORFOLK	ORANGE COUNTY

RALEIGH	RICHMOND	SAN DIEGO	SHANGHAI	TYSONS CORNER	VIRGINIA BEACH	WASHINGTON, DC

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S   A  T   L  A  W

A LIMITED LIABILITY PARTNERSHIP

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

August 19, 2009

(i) the registration statement on Form S-4 of the Obligors, filed with the Securities and Exchange Commission (the “SEC”) No. 333-160594, as amended (the “Registration Statement”);

(ii) the Registration Rights Agreement;

(iii) the Indenture;

(iv) the articles of incorporation of Cardwell, as amended to date;

(v) the by-laws of Cardwell, as amended to date;

(vi) certain resolutions adopted by the board of directors of Cardwell relating to the Exchange Offer, the Indenture, the issuance of the Guarantee and related matters;

(vii) the Certificate of Good Standing of Cardwell issued by the Virginia State Corporation Commission on August 14, 2009; and

(viii) the forms of the Exchange Notes.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Cardwell and such agreements, certificates of public officials, certificates of officers or other representatives of Cardwell, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than Cardwell, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than Cardwell, of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Cardwell and others.

We are members of the Virginia Bar, and we express no opinion other than the laws of the Commonwealth of Virginia.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

TROUTMAN SANDERS LLP

A  T  T  O  R  N  E  Y  S   A  T   L  A  W

A LIMITED LIABILITY PARTNERSHIP

Cardwell Agency, Inc.

c/o Affinion Group, Inc.

August 19, 2009

1. Cardwell is a corporation organized, existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power and authority to execute and deliver the Indenture and to consummate the transactions contemplated thereby.

2. The execution, delivery and performance of the Indenture have been duly authorized by Cardwell, and the Indenture has been duly executed and delivered by Cardwell.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ TROUTMAN SANDERS LLP